Exhibit 99.07
Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended September			Year-to-Date September
	2018	2017	% Change	2018	2017	% Change
Southern Company –
Operating Revenues	$6,159	$6,201	(0.7)%	$18,158	$17,403	4.3%
Earnings Before Income Taxes	1,845	1,699	8.6%	2,629	744	N/M
Net Income Available to Common	1,164	1,069	8.9%	1,948	347	N/M

Alabama Power –
Operating Revenues	$1,740	$1,740	—%	$4,716	$4,606	2.4%
Earnings Before Income Taxes	504	546	(7.7)%	1,140	1,236	(7.8)%
Net Income Available to Common	373	325	14.8%	857	729	17.6%

Georgia Power –
Operating Revenues	$2,593	$2,546	1.8%	$6,601	$6,426	2.7%
Earnings Before Income Taxes	926	934	(0.9)%	833	1,906	(56.3)%
Net Income Available to Common	664	580	14.5%	621	1,188	(47.7)%

Gulf Power –
Operating Revenues	$414	$437	(5.3)%	$1,106	$1,144	(3.3)%
Earnings Before Income Taxes	59	103	(42.7)%	146	199	(26.6)%
Net Income Available to Common	63	63	—%	147	117	25.6%

Mississippi Power –
Operating Revenues	$358	$341	5.0%	$956	$915	4.5%
Earnings (Loss) Before Income Taxes	61	64	(4.7)%	110	(2,918)	N/M
Net Income (Loss) Available to Common	47	40	17.5%	86	(2,034)	N/M

Southern Power –
Operating Revenues	$635	$618	2.8%	$1,699	$1,597	6.4%
Earnings Before Income Taxes	108	115	(6.1)%	96	195	(50.8)%
Net Income Available to Common	92	124	(25.8)%	235	276	(14.9)%

Southern Company Gas –
Operating Revenues	$492	$565	(12.9)%	$2,861	$2,841	0.7%
Earnings Before Income Taxes	362	67	N/M	769	536	43.5%
Net Income Available to Common	46	15	N/M	294	303	(3.0)%

N/M - not meaningful

Notes

- See Financial Highlights pages for discussion of certain significant items occurring during the periods presented.